EXHIBIT 99.1



         COOPERATIVE BANKSHARES, INC. ANNOUNCES FOURTH QUARTER DIVIDEND

For immediate release:

         Wilmington, N.C., November 29, 2006--Cooperative Bankshares, Inc. (NASDAQ: "COOP"), announced that on November 28, 2006 the Board of Directors declared the 2006 fourth quarter dividend of $0.05 per share. The dividend is payable on or about January 15, 2007, to stockholders of record as of January 1, 2007.

         Cooperative Bankshares, Inc. is the parent company of Cooperative Bank. Chartered in 1898, Cooperative Bank provides a full range of financial services through 21 offices in Eastern North Carolina. Cooperative Bank's subsidiary, Lumina Mortgage, Inc., is a mortgage banking firm, originating and selling residential mortgage loans through 3 offices in North Carolina.




                           For Additional Information
                           --------------------------
                     Frederick Willetts, III, President/ CEO
                Todd L. Sammons, CPA, Senior Vice President/ CFO
                   Linda B. Garland, Vice President/ Secretary
                                  910-343-0181